Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to

18 U.S.C. Section 1350

In connection with the Quarterly Report of Form 10-Q of BlackRock Direct Lending Corp. (the “Company”) for the quarter ended March 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Nik Singhal, as Chief Executive Officer of the Company, and Erik L. Cuellar, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 6, 2021	By:	/s/ Nik Singhal
Nik Singhal
Chief Executive Officer (Principal Executive Officer)

Date: May 6, 2021	By:	/s/ Erik L. Cuellar
Erik L. Cuellar
Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to BlackRock Direct Lending Corp. and will be retained by BlackRock Direct Lending Corp. and furnished to the Securities and Exchange Commission or its staff upon request.